EXHIBIT 99.1

For further information:
Lori A. Gwizdala, CFO
Chemical Financial Corporation
989 839 5358

For Immediate Release

Chemical Financial Corporation Reports 2005 Fourth Quarter

and Full Year Earnings

Strategic Restructuring Initiatives on Schedule

          Midland, MI, January 23, 2006--- Chemical Financial Corporation's (NASDAQ: CHFC) Board of Directors today reported earnings of $0.50 per diluted share for the fourth quarter of 2005 compared to fourth quarter 2004 earnings per diluted share of $0.57, a decrease of 12.3 percent. Net income for the fourth quarter of 2005 was $12.6 million compared to fourth quarter 2004 net income of $14.4 million. For the twelve months ended December 31, 2005, net income was $52.9 million, or $2.10 per diluted share, compared to net income of $56.7 million, or $2.25 per diluted share, for the twelve months ended December 31, 2004, a 6.7 percent decrease in diluted earnings per share between periods.

          "The financial results for 2005 were less than satisfactory. Decreasing net interest income resulting from higher interest rates paid on deposits and short-term borrowings had a significant negative impact on fourth quarter and full year financial performance in 2005. The impact of rising rates was also evidenced in our mortgage banking operations, where net revenue decreased by 50 percent from 2004. While we anticipate we will continue to see unfavorable short-term financial effects from further interest rate increases, we expect that the magnitude and number of rate increases will be less severe going forward," said David B. Ramaker, President and CEO of Chemical Financial Corporation.

          "We have taken significant steps during the year to stimulate future revenue growth while controlling costs, which we anticipate will over time translate into improved financial performance. While 2006 will continue to be a challenge for the Michigan economy, as well as our Company, we are optimistic that the initiatives we have employed will ultimately benefit our shareholders. Furthermore, our strong capital base positions us well for growth. We remain mindful of the potential effects of excess capital on shareholder returns, and will continue to examine our alternatives to efficiently utilize the Company's capital," Ramaker said.

          During the fourth quarter of 2005, the Company announced it would undertake a strategic restructuring designed to reposition the bank holding company to better capitalize on growth opportunities in high potential markets and enhance operating efficiencies. The restructuring initiative, which resulted from an intensive examination of the Company's core retail banking franchise, encompassed consolidation of its three subsidiary state bank charters into a single state chartered institution, realigned the existing branch network, announced the closure of eight underperforming branches across the state to be completed in the first quarter of 2006, and reorganized senior management to place a greater emphasis on internal growth initiatives. Management estimated that total costs for the restructuring would not exceed $1 million, and would be incurred primarily during the first half of 2006. During the fourth quarter of 2005, restructuring costs of $0.2 million relating to employee severance were incurred. At year-end 2005, the implementation of the restructuring plan was on schedule, with the back-room component of the consolidation of the three subsidiary banks scheduled to be completed in the second quarter of 2006.

          The Company also announced during the fourth quarter of 2005 an increase in its dividend rate, from $0.265 per share paid in the fourth quarter of 2005 to $0.275 per share payable in the first quarter of 2006, an increase of 3.8 percent.

          Fourth quarter 2005 net interest income was $35.1 million compared to fourth quarter 2004 net interest income of $37.3 million. The decrease was primarily due to increases in the rates paid on customer deposits and the unfavorable impact of lower average deposits outstanding. These items were partially offset by the positive impact on net interest income of higher average loans outstanding and higher yields earned on loans. Net interest margin (on a tax equivalent basis) was 3.99 percent in the fourth quarter of 2005, down from 4.18 percent in the prior year fourth quarter and up slightly from 3.96 percent in the third quarter of 2005. The Company's interest rate spread, on a fully taxable equivalent basis, decreased from 3.80 percent in the fourth quarter of 2004 to 3.39 percent in the fourth quarter of 2005, as increases in average interest yields earned on interest-earning assets failed to keep pace with increases in average interest rates paid on interest-bearing liabilities.

          Total assets were $3.75 billion at December 31, 2005, down slightly from $3.76 billion at December 31, 2004, and down from $3.84 billion at September 30, 2005. At December 31, 2005, total loans were $2.71 billion, versus $2.59 billion at December 31, 2004 and $2.70 billion at September 30, 2005. Total loans increased by $125 million, or 4.8 percent, from December 31, 2004 to December 31, 2005, led by strong growth in business loans and real estate construction loans. Investment securities were $743 million at December 31, 2005, down from $893 million at December 31, 2004 and $787 million at September 30, 2005, as investment securities maturities were utilized to fund loan growth.

          Total deposits were $2.82 billion at December 31, 2005, down slightly from $2.86 billion at December 31, 2004 and from $2.91 billion at September 30, 2005. In 2005, the markets in which the Company operates saw intense competition for retail deposits translate into increases in deposit pricing and a slight erosion in core deposits. Other liabilities, which include Federal Home Loan Bank advances, totaled $428 million at December 31, 2005, up from $416 million at December 31, 2004, and down from $436 million at September 30, 2005.

          The provision for loan losses was $1.3 million in the fourth quarter of 2005, compared to $1.7 million in the prior year fourth quarter and $1.5 million in the third quarter of 2005. Net loan losses were $1.8 million in the fourth quarter of 2005, compared to $1.2 million in the fourth quarter of 2004. The allowance for loan losses as a percentage of total loans was 1.26 percent as of December 31, 2005, down from 1.28 percent at September 30, 2005 and 1.32 percent at December 31, 2004. At December 31, 2005, nonperforming loans as a percentage of total loans were 0.73 percent, down slightly from 0.75 percent at September 30, 2005 and up from 0.39 percent at December 31, 2004. As the Michigan economy has slowed down, the Company's credit quality ratios have moderated somewhat from the very strong levels experienced over the past few years.

          Noninterest income decreased 7 percent to $9.0 million in the fourth quarter of 2005 from $9.7 million in the fourth quarter of 2004. The decline in noninterest income during the 2005 fourth quarter, as compared to the prior year quarter, was driven primarily by a loss on the sale of investment securities and declining mortgage banking revenue, offset by increases in a number of noninterest income categories, including trust and investment management services and service charges on deposit accounts. Mortgage banking revenue decreased 27 percent to $371,000 for the fourth quarter of 2005 compared to $508,000 for the fourth quarter of 2004, but up 15 percent compared to $322,000 during the third quarter of 2005. The Corporation was servicing $544 million of residential mortgage loans that were sold in the secondary market as of December 31, 2005, compared to $596 million as of December 31, 2004

          For the fourth quarter of 2005, the Company incurred losses on the sale of investment securities totaling $633,000, as compared to gains of $108,000 in the fourth quarter of 2004 and gains of $3,000 in the third quarter of 2005. The fourth quarter 2005 losses were incurred in conjunction with a realignment of the Company's investment securities portfolio. During the quarter, the Company sold $37 million in low-yielding US government agency securities scheduled to mature in 2006 and 2007 and invested the proceeds in higher yielding mortgage-backed securities with longer maturities.

          Operating expenses were $23.9 million in the fourth quarter of 2005, unchanged from $23.9 million in the fourth quarter of 2004 and down from $24.8 million in the third quarter of 2005. Operating expenses remained stable as increases in occupancy, equipment and other expenses were offset by a decrease in salary and employee benefits expense. The Company's efficiency ratio rose to 54.2 percent in 2005, from 52.6 percent in 2004, as a result of the decrease in net interest income.

          The Company's return on average assets during 2005 was 1.40 percent, down slightly from 1.47 percent in 2004. Shareholders' equity increased from $485 million at December 31, 2004 to $501 million at December 31, 2005. During the year, the Company repurchased 126,900 shares of its common stock at an average price of $30.32 per share. At year-end 2005, the Company's book value stood at $19.98 per share, versus $19.26 at year-end 2004. The decline in return on assets combined with the increase in shareholders' equity resulted in a decline in return on average equity to 10.7 percent in 2005 from 12.0 percent in 2004.

          Chemical Financial Corporation is the fourth largest bank holding company headquartered in Michigan. Effective December 31, 2005, the Company's banking operations began operating as a single subsidiary bank, Chemical Bank, with 132 banking offices spread over 32 counties in the lower peninsula of Michigan. Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Financial 100 index.

Forward Looking Statements

This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates and banking laws and regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings and bank consolidations may not be fully realized at all or within the expected time frames. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Chemical undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation and Subsidiaries

(In thousands)	December 31, 2005	December 31, 2004
Assets:
Cash and demand deposits due from banks	$145,575	$106,565
Federal funds sold	6,600	34,500
Interest-bearing deposits with unaffiliated banks	5,321	5,869

Investment securities - available for sale	615,542	716,757
Investment securities - held to maturity	127,806	176,517
Total Investment Securities	743,348	893,274

Commercial loans	517,852	468,970
Real estate commercial loans	704,684	697,779
Real estate construction loans	158,376	120,900
Real estate residential loans	788,679	760,834
Consumer loans	540,623	537,102
Total Loans	2,710,214	2,585,585
Less: Allowance for loan losses	34,148	34,166
Net Loans	2,676,066	2,551,419

Premises and equipment	45,058	47,577
Intangible assets	71,496	74,421
Other assets	55,852	50,500
Total Assets	$3,749,316	$3,764,125

Liabilities:
Noninterest-bearing deposits	$542,014	$555,287
Interest-bearing deposits	2,277,866	2,308,186
Total Deposits	2,819,880	2,863,473
Securities sold under agreements to repurchase	125,598	101,834
Interest payable and other liabilities	28,008	28,986
FHLB/other borrowings	274,765	284,996
Total Liabilities	3,248,251	3,279,289

Shareholders' Equity:
Common stock, $1 par value	25,079	25,169
Surplus	376,046	378,694
Retained earnings	106,507	80,266
Accumulated other comprehensive income/(loss)	(6,567)	707
Total Shareholders' Equity	501,065	484,836
Total Liabilities and Shareholders' Equity	$3,749,316	$3,764,125

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation and Subsidiaries

	Quarter Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2005	2004	2005	2004
Interest Income:
Interest and fees on loans	$43,775	$39,228	$164,830	$152,534
Interest on investment securities:
Taxable	6,757	7,906	29,216	33,124
Nontaxable	602	502	2,153	2,104
Total Interest on Investment Securities	7,359	8,408	31,369	35,228
Interest on federal funds sold	535	409	2,121	1,077
Interest on deposits with unaffiliated banks	243	119	984	411
Total Interest Income	51,912	48,164	199,304	189,250

Interest Expense:
Interest on deposits	13,110	8,090	44,632	30,741
Interest on securities sold under agreements to repurchase	759	225	2,162	582
Interest on FHLB/other borrowings	2,983	2,599	10,659	10,293
Total Interest Expense	16,852	10,914	57,453	41,616
Net Interest Income	35,060	37,250	141,851	147,634
Provision for loan losses	1,325	1,711	4,285	3,819
Net Interest Income after
Provision for Loan Losses	33,735	35,539	137,566	143,815

Noninterest Income:
Service charges on deposit accounts	5,235	5,020	20,371	19,301
Trust and investment management services revenue	1,946	1,855	7,909	7,396
Other charges and fees for customer services	1,899	1,535	7,883	6,595
Mortgage banking revenue	371	508	1,663	3,328
Investment securities gains/(losses)	(633)	108	541	1,367
Other	220	713	853	1,342
Total Noninterest Income	9,038	9,739	39,220	39,329

Operating Expenses:
Salaries and employee benefits	13,225	13,698	56,766	57,497
Occupancy and equipment	4,535	4,223	18,288	18,120
Other	6,118	5,969	23,409	22,852
Total Operating Expenses	23,878	23,890	98,463	98,469
Income Before Income Taxes	18,895	21,388	78,323	84,675
Federal income taxes	6,341	6,987	25,445	27,993
Net Income	$12,554	$14,401	$52,878	$56,682

Net income per share:
Basic	$0.50	$0.57	$2.10	$2.26
Diluted	0.50	0.57	2.10	2.25

Cash dividends per share	$0.265	$0.252	$1.060	$1.010

Average shares outstanding:
Basic	25,085	25,159	25,138	25,130
Diluted	25,137	25,253	25,193	25,218

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation and Subsidiaries

	Quarter Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2005	2004	2005	2004
Average Balances
Total assets	$3,770,911	$3,825,625	$3,788,469	$3,856,036
Total interest-earning assets	3,534,262	3,584,096	3,550,695	3,608,157
Total loans	2,706,300	2,598,138	2,641,465	2,567,956
Total deposits	2,847,645	2,932,435	2,886,209	2,976,150
Total shareholders' equity	498,745	482,525	493,419	472,226

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Key Ratios (annualized where applicable)
Net interest margin	3.99%	4.18%	4.04%	4.13%
Efficiency ratio	53.6%	51.0%	54.2%	52.6%
Return on average assets	1.32%	1.50%	1.40%	1.47%
Return on average shareholders' equity	10.0%	11.9%	10.7%	12.0%
Average shareholders' equity as a percent of average assets	13.2%	12.6%	13.0%	12.2%
Tangible shareholders' equity as a percent of total assets			11.7%	11.1%
Total risk-based capital ratio			17.8%	17.5%

	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
Credit Quality Statistics
Nonaccrual loans	$14,561	$9,913	$8,639	$7,823	$8,397
Loans 90 or more days past due
and still accruing	5,136	10,364	7,426	2,914	1,653
Total nonperforming loans	19,697	20,277	16,065	10,737	10,050
Repossessed assets acquired (RAA)	6,801	6,511	5,848	6,544	6,799
Total nonperforming assets	26,498	26,788	21,913	17,281	16,849
Net loan charge-offs (year-to-date)	4,304	2,523	1,804	725	2,832

Allowance for loan losses as a
percent of total loans	1.26%	1.28%	1.27%	1.33%	1.32%
Allowance for loan losses as a
percent of nonperforming loans	173%	171%	211%	318%	340%
Nonperforming loans as a
percent of total loans	0.73%	0.75%	0.61%	0.42%	0.39%
Nonperforming assets as a
percent of total loans plus RAA	0.98%	0.99%	0.82%	0.67%	0.65%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.16%	0.13%	0.14%	0.11%	0.11%

	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
Additional Data
Goodwill	$63,293	$63,293	$63,293	$63,293	$63,293
Core deposits and other intangibles	5,780	6,306	6,797	7,324	7,931
Mortgage servicing rights (MSR)	2,423	2,595	2,941	3,111	3,197
Amortization of intangibles (quarter-to-date)	776	903	793	800	948

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation and Subsidiaries

(In thousands, except per share data)	4th Qtr. 2005	3rd Qtr. 2005	2nd Qtr. 2005	1st Qtr. 2005	4th Qtr. 2004
Summary of Operations
Interest income	$51,912	$50,420	$49,012	$47,960	$48,164
Interest expense	16,852	15,274	13,314	12,013	10,914
Net interest income	35,060	35,146	35,698	35,947	37,250
Provision for loan losses	1,325	1,500	730	730	1,711
Net interest income after provision
for loan losses	33,735	33,646	34,968	35,217	35,539
Noninterest income	9,038	10,249	9,753	10,180	9,739
Noninterest expense	23,878	24,839	24,763	24,983	23,890
Income taxes	6,341	5,451	6,743	6,910	6,987
Net income	12,554	13,605	13,215	13,504	14,401

Per Common Share Data
Net income:
Basic	$0.50	$0.54	$0.53	$0.54	$0.57
Diluted	0.50	0.54	0.53	0.53	0.57
Cash dividends	0.265	0.265	0.265	0.265	0.252
Book value	19.98	19.82	19.68	19.32	19.26